Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-120142) pertaining to the 2004 Equity Incentive Plan of Kite Realty Group Trust of our report dated March 24, 2005 with respect to the consolidated and combined financial statements and schedule of Kite Realty Group Trust and Kite Property Group included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

Ernst & Young LLP

Indianapolis, Indiana
March 30, 2005